UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 6, 2009

CHAMPIONS BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17263	52-1401755
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1400 North 14th Street, Arlington, Virginia 22209
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 630-1313

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2009, Champions Biotechnology, Inc. (the “Company”) announced the January 19, 2009 appointment of Mark Schonau, age 52, as Chief Financial Officer effective January 19, 2009.

  Under the terms of Mr. Schonau’s employment, Mr. Schonau will receive an annual base salary of $185,000, plus benefits. In addition, he is eligible to participate in the Company’s Executive Incentive Plan pursuant to which Mr. Schonau will be eligible to receive (for the Company’s fiscal year 2009) up to 20% of his annual base salary paid in cash, stock or stock options, or any combination thereof, in the Company’s sole discretion, as well as receive a Restricted Stock Unit grant of up to 35,000 shares, based on his meeting pre-determined performance goals. All amounts under the Company’s Executive Incentive Plan will be prorated based on Mr. Schonau’s January 20, 2009 employment date.

 In addition, upon Board approval, Mr. Sconau will receive an option to purchase 233,000 shares of the Company’s common stock under the terms of the Company’s 2008 Equity Incentive Plan, at an exercise price equal to the market price of the shares on the date of grant. The options will vest and be exercisable 33⅓% per year for each of Mr. Schonau’s first full three years of employment.

 Mr. Schonau’s employment may be terminated by either party at any time. In the event Mr. Schonau’s employment is involuntarily terminated by the Company without cause, he will receive a severance payment equal to three months’ base salary.

The Company further announced that Durwood C. Settles, who has been serving as the Company’s acting Chief Financial Officer, has been appointed to the position of Controller.

A copy of the Company’s press release announcing the appointments is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.
99.1 Press Release dated January 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPIONS BIOTECHNOLOGY, INC.
(Registrant)

Date: January 20, 2009	By:	/s/ Douglas D. Burkett
Douglas D. Burkett
President

Exhibit 99.1

Champions Biotechnology, Inc. NEWS
1400 North 14th Street, Arlington, Virginia 22209 USA. Tel. 410-630-1313

For Immediate Release

Champions Biotechnology, Inc. Appoints Three Key Executives to Management Team

          Company Hires Mark Schonau as Chief Financial Officer; Sara Parkerson, RN, MSN, OCN, CCM as Director of Personalized Oncology Services US; and Elizabeth Bruckheimer, PhD as Director of Preclinical Development

January 20, 2009 - Champions Biotechnology, Inc. (OTC Bulletin Board: CSBR), a company engaged in the development of advanced preclinical platforms and tumor specific data to enhance the value of oncology drugs, has appointed three key executives to the company’s management team. They are: Mark Schonau as Chief Financial Officer; Sara Parkerson, RN, MSN, OCN, CCM as Director of Personalized Oncology Services US; and Elizabeth Bruckheimer, PhD as Director of Preclinical Development. Durwood C. Settles, who had served as acting CFO, has been named the company’s Controller.

“The growth we are experiencing in all of our business segments has mandated these additions to our team. I am pleased to welcome Mark, Sara and Beth to Champions,” said Doug Burkett, PhD, President of Champions Biotechnology, Inc. “The breadth of their experience is a testament to the good work we are doing at Champions. Each of these individuals brings tremendous expertise to the leadership roles they will undertake.”

Mark Schonau brings more than twenty-five years of leadership in financial and operations management to Champions and will serve as Chief Financial Officer. Mr. Schonau previously served as Chief Financial Officer for Insys Therapeutics a development stage biopharmaceutical company focused on discovering, developing, and commercializing products to address cancer-related pain and CINV. Prior to that, Mr. Schonau served as CFO of Axway, Inc., a leading global provider of collaborative business solutions from January 2006 through August 2007. From January 2001 to January 2006, Mr. Schonau served as CFO and Senior Vice President of Administration for Cyclone Commerce, a business-to-business systems provider that was acquired by Axway in 2006. Upon Cyclone’s acquisition by Axway, Mr. Schonau became the North American Chief Financial Officer of the surviving entity. From 1988 to 2000, Mr. Schonau also served as CFO for two public companies; Viasoft (NASDQ - VIAS) and CyCare (NYSE - CYS). Mr. Schonau was also employed by the accounting firm of Ernst & Young LLP from January 1981 to May 1988. He is a member of the Arizona and American Institutes of Certified Public Accountants and currently sits on the board of directors of the Arizona Technology Council. Mr. Schonau received a Bachelors degree in Accounting from Arizona State University.

Sara Parkerson, RN, MSN, OCN, CCM, is an oncology nurse with not only a strong clinical background, but also a solid foundation in business, disease management operations, case management, and health care consulting. Ms. Parkerson is running daily operations for Champions’ Personalized Oncology services; a role in which she is working directly with patients and doctors.

Prior to joining Champions, Ms. Parkerson was Vice President of Oncology Services for Matria Healthcare. Ms. Parkerson was responsible for development of new clinical products and services for the oncology program, covering the full continuum of cancer care. Previously, she was in the role of Director of Oncology Case Management Operations starting in 2002. Prior to joining Matria, Ms. Parkerson worked in healthcare consulting with Cap Gemini Ernst & Young from 1997 to 2002, a role that included projects involving care management operations, design, and implementation of clinical information systems, process redesign, and cancer program evaluation. She has over 25 years of oncology nursing experience and holds a Masters degree in Nursing from Catholic University of America and a Bachelors degree in Nursing from American University. She is an Oncology Certified Nurse and a Certified Case Manager.

Elizabeth Bruckheimer, PhD, is a cancer biologist and pharmacologist with a strong scientific and managerial background in preclinical and translational science and cancer drug development in both academic and industry settings. Dr. Bruckheimer will manage the day-to-day operations of the Champions’ Preclinical Platform and Preclinical eValuation programs. She will also support the internal drug development programs and the Personalized Oncology programs at Champions.

Prior to joining Champions, Dr. Bruckheimer was Associate Director & Manager at Systems Medicine, LLC from 2007 to 2008 where she led preclinical and translational research programs. From 2003 to 2007, Dr. Bruckheimer was a Senior Scientist in cancer biology, at MedImmune, Inc., where she was involved in several preclinical and translational programs focused on monoclonal antibodies, cancer vaccines, and small molecule technologies for the treatment of cancer. From 2001 to 2003, Dr. Bruckheimer was a Scientist II, at Targeted Genetics Corporation, involved in gene therapy programs aimed at treating cancer, cystic fibrosis, hemophilia, and AIDS. Dr. Bruckheimer holds a Bachelors degree in Biochemistry from the University of Arizona and a Doctorate in Biomedical Sciences from the University of Texas M.D. Anderson Cancer Center.

For more information regarding Champions Biotechnology’s growing business and recent news, please visit www.championsbiotechnology.com.

About Champions Biotechnology, Inc.

Champions Biotechnology, Inc. is engaged in the development of advanced preclinical platforms and predictive tumor specific data to enhance and accelerate the value of oncology drugs. The Company’s Preclinical Platform is a novel approach based upon the implantation of primary human tumors in immune deficient mice followed by propagation of the resulting engraftments (Biomerk Tumorgrafts™) in a manner that preserves the biological characteristics of the original human tumor. Early studies suggest that these Tumorgrafts closely reflect human cancer biology and their response to drugs is predictive of clinical outcomes in cancer patients.

Champions Biotechnology leverages its preclinical platform to evaluate drug candidates and to develop a portfolio of novel therapeutic candidates through pre-clinical trials. As drugs progress through this early stage of development, the Company plans to sell, partner or license them to pharmaceutical and/or biotechnology companies, as appropriate. The Company also offers its predictive preclinical platform and tumor specific data to physicians for personalized patient care and to companies for evaluation of oncology drugs in models that integrate prognostic testing with biomarker discovery.

Forward-Looking Statements

This press release contains "forward-looking statements" (within the meaning of the Private Securities Litigation Act of 1995) that inherently involve risk and uncertainties. Champions Biotechnology generally uses words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. One should not place undue reliance on these forward-looking statements. The Company’s actual results could differ materially from those anticipated in the forward-looking statements for many unforeseen factors. See Champions Biotechnology’s Form 10-KSB for the fiscal year ended April 30, 2008 for a discussion of such risks, uncertainties and other factors. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and Champions Biotechnology’s future results, levels of activity, performance or achievements, including but not limited to the achievement of milestones as required to realize the royalties referenced above, may not meet these expectations. The Company does not intend to update any of the forward-looking statements after the date of this press release to conform these statements to actual results or to changes in Champions Biotechnology’s expectations, except as required by law.